EXHIBIT 1

                             WESTERN RESOURCES, INC.

                                  COMMON STOCK

                           (PAR VALUE $5.00 PER SHARE)

                          STANDARD PURCHASE PROVISIONS

                                    INCLUDING

                           FORM OF PURCHASE AGREEMENT


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                             WESTERN RESOURCES, INC.
                          STANDARD PURCHASE PROVISIONS

                  From time to time, Western Resources, Inc., a corporation organized and existing under the laws of the State of Kansas (the "Company") may enter into purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (the "Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." The term "Common Stock" shall mean the Common Stock, par value $5.00 per share, of the Company to be sold by the Company pursuant to the applicable Purchase Agreement. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

                  The Company has filed ("filing" as used herein shall be deemed to include electronic filings pursuant to the EDGAR program), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (including a prospectus), relating to the Common Stock, which pursuant to Item 12 of Form S-3 incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). Such registration statement has been declared effective by the Commission. Promptly upon the execution of this Agreement, the Company will prepare a prospectus supplement relating to the Common Stock (the "Prospectus Supplement"). The Company has furnished to you, for use by the Purchasers (as defined herein) and dealers if the Common Stock is to be sold to the public, copies of one or more preliminary prospectuses and the documents so incorporated therein (each thereof, including the documents so incorporated therein, is herein called the "Preliminary Prospectus"). The terms Registration Statement and Prospectus shall have the meanings ascribed to them in the Purchase Agreement.

                  1. INTRODUCTORY. The Company proposes to issue and sell from time to time Common Stock registered under the Registration Statement. The Common Stock referred to in Section A of the Purchase Agreement is hereinafter referred to as the "Firm Common Stock." The Purchase Agreement may provide for an additional number of shares of Common Stock (the "Additional Common Stock") which the purchasers may purchase on the terms and conditions set forth in the Agreement for the sole purpose of covering over-allotments. The Firm Common Stock and the Additional Common Stock, if any, are referred to as the "Purchased Common Stock." The firm or firms, as the case may be, which agree to purchase any of the Purchased Common Scock are hereinafter referred to as the "Purchasers" of such Purchased Common Stock. The terms "you" and "your" refer to those Purchasers who sign the Purchase Agreement either on behalf of themselves only or on behalf of themselves and as representatives of the several Purchasers named in Schedule A thereto, as the case may be. Purchased Common Stock to be purchased by Purchasers is herein referred to as "Purchasers' Common Stock," and any Purchased Common Stock to be purchased pursuant to Delayed Delivery Contracts (as defined below) as hereinafter provided is herein referred to as "Contract Common Stock."

                  2. DELIVERY AND PAYMENT. The Company will deliver the Firm Common Stock to you for the accounts of the Purchasers at the place specified in the Purchase Agreement, against payment of the purchase price by certified or bank cashier's check in same day or New York Clearing House funds (as agreed to by the parties and specified in the Purchase Agreement) drawn to the order of the Company, at the time set forth in this Agreement or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date." Unless otherwise provided for in the Purchase Agreement, the Firm Common Stock so to be delivered will be in definitive fully registered form registered in such authorized

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denominations and in such names as you request in writing not later than 10:00
A.M.,* on the third business day prior to the Closing Date, or, if no such request is received, in the names of the respective Purchasers in the amounts agreed to be purchased by them pursuant to this Agreement. For the purpose of expediting the checking of the Firm Common Stock, the Company agrees to make the Firm Common Stock available to you (at the place specified in the Purchase Agreement) in definitive form not later than 10:00 A.M. on the first business day preceding the Closing Date.**

                  If there is any Additional Common Stock, the Purchasers shall also have the option to purchase, severally and not jointly, from the Company, ratably in accordance with the number of shares of Firm Common Stock to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Common Stock, if any, as may be necessary to cover over-allotments made in connection with the offering of the Firm Common Stock, at the same purchase price per share to be paid by the Purchasers to the Company for the firm Common Stock, all subject to the terms and conditions set forth in this Agreement. This option may be exercised at any time (but not more than once) on or before the thirtieth day following the date hereof, by your written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Common Stock as to which the option is being exercised, and the date and time when the Additional Common Stock is to be delivered (such date and time being herein referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date nor earlier than the third business day after the date on which the option shall have been exercised nor later than the eighth business day after the date on which the option shall have been exercised. The number of shares of Additional Common Stock to be sold to each Purchaser shall be the number which bears the same proportion to the aggregate number of shares of Additional Common Stock being purchased as the number of shares of Firm Common Stock set forth opposite the name of such Purchaser on Schedule A to the Purchase Agreement bears to the total number of shares of Firm Common Stock (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

                  Payment of the purchase price for the Additional Common Stock, if any, shall be made on the Additional Closing Date in the same manner and at the same office as the payment for the Firm Common Stock. The Company agrees to make available to you for inspection and packaging at the place set forth in the Purchase Agreement, at least one full business day prior to the Additional Closing Date, the Additional Common Stock so to be delivered in good delivery form and in such denominations and registered in such names as you shall have requested, all such requests to have been made in writing at least three full business days prior to the Additional Closing Date, or if no such request is made, registered in the names of the several Purchasers as set forth in Schedule A to the Purchase Agreement.

                  The obligation of the Purchasers to purchase the Additional Common Stock shall be conditioned upon receipt of the certificate pursuant to
Section 4 hereto and such other supplemented opinions, certificates and letters as you may reasonably request.

                  If any Purchase Agreement provides for sales of Firm Common Stock pursuant to delayed delivery contracts, the Company authorizes the Purchasers to solicit offers to purchase Contract Common Stock pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto (the Delayed Delivery Contracts) with such changes therein as the Company may approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. On the Closing Date, the Company will pay you as compensation, for the accounts of the Purchasers, the compensation set forth in such Purchase Agreement in respect of the number of

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*        Times mentioned herein are New York City Time.

** As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

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shares of Contract Common Stock. The Purchasers will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract
Common Stock shall be deducted from the Firm Common Stock to be purchased by the several Purchasers and the aggregate number of shares of Firm Common Stock to be purchased by each Purchaser shall be reduced pro rata in proportion to the number of shares of Firm Common Stock set forth opposite each Purchaser's name in such Purchase Agreement, except to the extent that you determine that such reduction shall be otherwise allocated and so advise the Company.

                  3.   CERTAIN COVENANTS OF THE COMPANY.  The Company agrees:

                           (a) As soon as possible after the execution and
                  delivery of this Agreement to file, or mail for filing, the Prospectus with the Commission pursuant to its Rule 424 under the Act and, if and when required at any time after such execution and delivery, to file amendments to the applications the Company has previously filed with any state regulatory agencies having jurisdiction to govern the Company's issuance of its securities setting forth, among other things, the necessary information with respect to the price and terms of offering of the Purchased Common Stock;

                           (b) To file no amendment or supplement to the
                  Registration Statement or Prospectus subsequent to the execution of this Agreement to which you object in writing unless, in the opinion of counsel to the Company, such filing is required by law;

                           (c) If the Purchased Common Stock is to be sold to
                  the public, to furnish such proper information as may be required and otherwise to cooperate in qualifying the Purchased Common Stock for sale under the laws of such jurisdictions as you may designate and in determining their eligibility for investment under the laws of such jurisdictions; provided that the Company shall not hereby be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                           (d) If the Purchased Common Stock is to be sold to
                  the public, to the extent not previously furnished to you, to furnish to you two signed copies of the Registration Statement, as initially filed with the Commission, of all amendments thereto, and of all documents incorporated by reference therein (including all exhibits filed therewith, other than exhibits which have previously been furnished to you and exhibits incorporated by reference in such documents), and to furnish to you sufficient unsigned copies of the foregoing (other than exhibits) for distribution of a copy to you and to each of the other Purchasers (if any);

                           (e) If the Purchased Common Stock is to be sold to
                  the public, to deliver to the Purchasers without charge as soon as practicable after the execution and delivery of this Agreement and thereafter from time to time to furnish to the Purchasers, without charge, as many copies of the Prospectus in final form and any documents incorporated by reference therein at or after the date thereof (and of the Registration Statement as amended or supplemented, if the Company shall have made any amendment or supplement after the effective date of the Registration Statement) as you or the respective Purchasers may reasonably request for the purposes contemplated by the Act;

                           (f) To advise you promptly (confirming such advice in
                  writing) of any official request made by the Commission for amendments to the Registration Statement or Prospectus or for additional information with respect thereto, or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered by the

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                  Commission, to make every reasonable effort to obtain the
                  lifting or removal thereof as soon as possible, or of the suspension of qualification of the Purchased Common Stock for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose;

                           (g) In the event the Purchased Common Stock is to be
                  sold to the public, to advise the Purchasers of the happening of any event known to the Company within the time during which a prospectus relating to the Purchased Common Stock is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus or any amended or supplemented Prospectus or in the information incorporated by reference therein so that as thereafter delivered to purchasers such Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on request to prepare and furnish to the Purchasers and to dealers and other persons designated by you such amendments or supplements (including appropriate filings under the Exchange Act) to the Prospectus as may be necessary to reflect any such change, provided that the Company shall be so obligated only so long as the Company is notified of unsold allotments (failure by the Purchasers to so notify the Company cancels the Company's obligation under this Section 3(g));

                           (h) As soon as practicable, to make generally
                  available to its security holders an earnings statement (as contemplated by Rule 158 under the Act) covering a period of twelve months after the effective date (as the term "effective date" is defined in Rule 158) of the Registration Statement;

                           (i) To pay the reasonable fees and expenses of
                  counsel for the Purchasers, and to reimburse the Purchasers for their reasonable out-of-pocket expenses incurred in contemplation of the performance of this Agreement, in the event that the Purchasers' Common Stock is not delivered to and taken up and paid for by the Purchasers hereunder for any reason whatsoever except the failure or refusal of any Purchaser to take up and pay for Purchasers' Common Stock for some reason not permitted by the terms of this Agreement, the Purchasers agreeing to pay the fees and expenses of counsel for the Purchasers in any other event;

                           (j) To pay all expenses, fees and taxes (other than
                  transfer taxes and fees and disbursements of counsel for the Purchasers except as set forth under 3(i) above or (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus and the Prospectus, any documents incorporated by reference therein at or after the date thereof and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Purchasers and to dealers, (ii) the issue, sale and delivery of the Purchased Common Stock, (iii) the printing and reproduction of this Agreement and the opinions and letters referred to in Section 4(a) hereof, (iv) the qualification of the Purchased Common Stock for sale and determination of their eligibility for investment under state laws as aforesaid, including the legal fees (not to exceed $3,000) and all filing fees and disbursements of counsel for the Purchasers and all other filing fees, and the printing and furnishing of copies of the "Blue Sky Survey" to the Purchasers and to dealers and (v) the performance of the Company's other obligations hereunder; and

                   (k) To furnish to the Purchasers, at or before the time of filing with the Commission subsequent to the effective date of the Registration Statement and prior to

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                  the termination of the distribution of the Purchased Common
                  Stock if it is sold to the public, a copy of any document proposed to be filed pursuant to Section 13(a), 13(d), 14 or 15(d) of the Exchange Act.

                   4. CONDITIONS OF PURCHASERS' OBLIGATIONS WITH RESPECT TO THE FIRM COMMON STOCK AND THE ADDITIONAL COMMON STOCK. The several obligations of the Purchasers hereunder are subject to the following conditions:

                           (a) That, on the Closing Date with respect to the
                  Firm Common Stock, you shall receive the signed opinions of John K. Rosenberg, Esq., Executive Vice President and General Counsel of the Company; Cahill Gordon & Reindel, counsel for the Company; and counsel for the Purchasers, substantially in the forms heretofore furnished to you, addressed to the Purchasers (with reproduced or conformed copies thereof for each of the other Purchasers); and that, if the Firm Common Stock is to be sold to the public at the time of purchase, you shall receive the signed letter of Arthur Andersen & Co., independent public accountants of the Company, substantially in the forms heretofore furnished to you and in substance satisfactory to you addressed to the Purchasers (with reproduced or conformed copies thereof for each of the other Purchasers);

                           (b) That all orders, approvals or consents of state
                  or federal regulatory commissions necessary to permit the issue, sale and delivery of the Firm Common Stock or the Additional Common Stock, as the case may be, shall have been issued; on the Closing Date, such orders shall be in full force and effect; and prior to the Closing Date or the Additional Closing Date, as the case may be, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission and on the Closing Date no proceedings therefor shall be pending or threatened;

                           (c) That, at the time the Registration Statement
                  became effective, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus at its issue date and at the time of purchase shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, other than any statement contained in, or any matter omitted from, the Registration Statement or the Prospectus in reliance upon, and in conformity with, information furnished in writing by or on behalf of any Purchaser through you to the Company expressly for use with reference to such Purchaser in the Registration Statement or Prospectus;

                           (d) That, subsequent to the respective dates as of
                  which information is given in the Registration Statement and in the Prospectus, at the time the Prospectus is first filed, or mailed for filing, pursuant to Rule 424 under the Act, and prior to the Closing Date, in your opinion no material adverse change in the condition of the Company, financial or otherwise, shall have taken place (other than as referred to in or contemplated by the Registration Statement and Prospectus as of such time) which in the reasonable judgment of the Purchasers, is sufficiently material and adverse so as to render it impractical or inadvisable to offer or deliver the Firm Common Stock on the terms and in the manner contemplated in the Prospectus;

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                           (e) That the Company shall have performed all of its
                  obligations under this Agreement which are to be performed by the terms hereof at or before the Closing Date or the Additional Closing Date, as the case may be;

                           (f) That the Company shall, on the Closing Date,
                  deliver to you (with reproduced or conformed copies thereof for each of the other Purchasers) a signed certificate of two of its executive officers stating that, subsequent to the respective dates as of which information is given in the Registration Statement and in the Prospectus, at the time the Prospectus is first filed, or mailed for filing, pursuant to Rule 424 under the Act, and prior to the Closing Date, with respect to the Firm Common Stock, or the Additional Closing Date, with respect to the Additional Common Stock, no material adverse change in the condition of the Company, financial or otherwise, shall have taken place (other than as referred to in or contemplated by the Registration Statement and Prospectus as of such time) and also covering the matters set forth in (c) and (e) of this Section 4;

                           (g) That the Company shall have accepted Delayed
                  Delivery Contracts in any case where sales of Contract Common Stock arranged by the Purchasers have been approved by the Company.

                  5. TERMINATION OF AGREEMENT. The obligations of the several Purchasers hereunder shall be subject to termination in your absolute discretion, if, at any time prior to the Closing Date, with respect to the Firm Common Stock, or the Additional Closing Date, with respect to the Additional Common Stock, trading in securities on the New York Stock Exchange shall have been suspended (other than a temporary suspension to provide for an orderly market) or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any outbreak or material escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your reasonable judgment, to make it impracticable to market the Purchased Common Stock.

                  If you elect to terminate this Agreement as provided in this
Section 5, the Company and each other Purchaser shall be notified promptly in writing or by telephone, confirmed in writing.

                  If the sale to the Purchasers of the Purchasers' Common Stock, as herein contemplated, is not carried out by the Purchasers for any reason permitted hereunder or if such sale is not carried out because the Company shall be unable to comply with any of the terms thereof, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 3(i), 3(j), 7(b) and 9 hereof), and the Purchasers shall be under no obligation or liability to the Company (except to the extent provided in Sections 8(b) and 9 hereof) or to one another under this Agreement.

                  6. INCREASE IN PURCHASERS' COMMITMENTS: If any Purchaser shall default in its obligation to take up and pay for the Firm Common Stock or Additional Common Stock, as the case may be, to be purchased by it hereunder and if the number of shares of the Firm Common Stock or Additional Common Stock, as the case may be, which all Purchasers so defaulting shall have so failed to take up and pay for does not exceed 10% of the total number of shares of the Firm Common Stock or Additional Common Stock, as the case may be, the non-defaulting Purchasers shall take up and pay for (in addition to the number of shares of the Firm Common Stock or Additional Common Stock, as the case may be, they are obligated to purchase pursuant to this Agreement) the number of shares of the Firm Common Stock or Additional Common Stock, as the case may be, agreed to be purchased by all such defaulting Purchasers, as herein provided. Such Firm Common Stock or Additional Common Stock, as the case may be, shall be taken up and paid for by such non-defaulting Purchaser or Purchasers in such

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amount or amounts as you may designate with the consent of each Purchaser so designated or, in the event no such designation is made, such Firm Common Stock or Additional Common Stock, as the case may be, shall be taken up and paid for by all non-defaulting Purchasers pro rata in proportion to the number of shares of the Firm Common Stock or Additional Common Stock, as the case may be, set opposite the names of all such non-defaulting Purchasers in Schedule A to the Purchase Agreement.

                  Without relieving any defaulting Purchaser of its obligations hereunder, the Company agrees with the non-defaulting Purchasers that it will not sell any Firm Common Stock or Additional Common Stock, as the case may be, hereunder unless all of the Firm Common Stock or Additional Common Stock, as the case may be, is purchased by the Purchasers (or by substituted Purchasers selected by you with the approval of the Company or selected by the Company with your approval).

                  If a new Purchaser or Purchasers are substituted by the Purchasers or by the Company for a defaulting Purchaser or Purchasers in accordance with the foregoing provision, the Company or you will have the right to postpone the Closing Date for a period of not exceeding five business days in order that necessary changes in the Registration Statement and Prospectus and other documents may be effected.

                  The term Purchaser as used in this Agreement will refer to and include any purchaser substituted under this Section 6 with like effect as if such substituted Purchaser had originally been named in Schedule A to the Purchase Agreement.

                  7. WARRANTIES AND REPRESENTATIONS OF AND INDEMNITY BY THE COMPANY. (a)The Company warrants and represents that, when the Registration Statement became effective, the Registration Statement complied in all material respects, and, when the Prospectus is first filed, or mailed for filing, pursuant to Rule 424 under the Act, and at the time of purchase the Prospectus will comply in all material respects with the provisions of the Act, and that neither will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in, or any matter omitted from, the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Purchaser through you to the Company expressly for use with reference to the Purchaser in the Registration Statement or Prospectus. The Company also warrants and represents that the documents incorporated by reference in the Prospectus complied at the time they were filed in all material respects with the requirements of the Exchange Act and any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (b) The Company agrees to indemnify and hold harmless each Purchaser, and any person who controls any Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim which arises out of or is based upon any alleged untrue statement of a material fact in the Registration Statement, any prospectus contained in the Registration Statement at the time it became effective or the Prospectus, or any related preliminary prospectus, or arises out of or is based upon any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading. The foregoing shall not cover any such loss, expense, liability or claim, however, which arises out of or is based upon any alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Purchaser through you to the Company expressly for use with reference to the Purchaser in, any such documents or arises out of or is based upon any alleged omission to state a material fact in connection with such information required to be stated in any such documents or necessary to make such information not misleading.

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                  If any action is brought against a Purchaser or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Purchaser shall promptly notify the Company in writing or by telephone, confirmed in writing, of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that the failure so to notify the Company will not relieve it from any liability that it may have to such Purchaser under this Section 7(b) unless, and only to the extent that such failure results in the forfeiture of substantive rights or defenses by the Company. Such Purchaser or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Purchaser or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one counsel for all indemnified parties selected by such Purchaser shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company's indemnity agreement contained in this Section 7(b) and its warranties and representations contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser or controlling person, and shall survive any termination of this Agreement or the issuance and delivery of the Purchased Common Stock.

                  The Company agrees promptly to notify the Purchasers of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Purchased Common Stock or with the Registration Statement or Prospectus.

                  8. WARRANTIES AND REPRESENTATIONS OF AND INDEMNITY BY PURCHASERS. (a) Each Purchaser warrants and represents that the information furnished in writing by or on behalf of such Purchaser through you to the Company expressly for use with reference to such Purchaser in the Registration Statement at the time it became effective or the Prospectus when the Prospectus is first filed, or mailed for filing, pursuant to Rule 424 under the Act, will not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated in the Registration Statement or the Prospectus or necessary to make such information not misleading. Each Purchaser, in addition to other information furnished by such Purchaser or on its behalf through you to the Company in writing expressly for use with reference to such Purchaser in the Registration Statement and Prospectus, hereby furnishes to the Company in writing expressly for use with reference to such Purchaser the statements with respect to the terms of offering of the Purchased Common Stock by the Purchasers set forth on the cover page of the Prospectus and under "Underwriting" therein.

                  (b) Each Purchaser severally agrees to indemnify and hold harmless the Company, its directors and its officers from and against any loss, expense, liability or claim which arises out of or is based upon any alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Purchaser through you to the Company expressly for use with reference to such Purchaser in, the Registration Statement, any prospectus contained in the Registration Statement at the time it became effective or the Prospectus, or any related preliminary prospectus, or arises out of or is based upon any alleged omission to state a material fact in connection with such information required to be stated in such documents or necessary to make such information not misleading.

                  If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Purchaser pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Purchaser in writing or by telephone, confirmed in writing, of the institution of such action and such Purchaser shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that the failure so to notify such Purchaser will not relieve it from any liability that it may have to the Company under this Section 8(b) unless, and only to the extent that such failure results in the forfeiture of substantive rights or defenses by such Purchaser. The Company or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Purchaser in connection with the defense of such action or such Purchaser shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to such Purchaser (in which case such Purchaser shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses for all indemnified parties of one counsel selected by the Company shall be borne by such Purchaser. Anything in this paragraph to the contrary notwithstanding, no Purchaser shall be liable for any settlement of any such claim or action effected without the written consent of such Purchaser. The indemnity agreement on the part of each Purchaser contained in this Section 8(b) shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such person, and shall survive any termination of this Agreement or the issuance and delivery of the Purchased Common Stock. Each Purchaser agrees promptly to notify the Company of the commencement of any litigation or proceedings against such Purchaser in connection with the issue and sale of the Purchased Common Stock or with such Registration Statement or Prospectus.

                  9. CONTRIBUTION. If the indemnification provided for in Sections 7(b) or 8(b) above is unavailable in respect of any losses, expenses, liabilities or claims referred to therein, then the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Common Stock (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Purchasers and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers and such controlling persons were treated as one entity for such purpose). The contribution agreement contained in this
Section 9 shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser or the Company or any of its officers or directors or any controlling person and shall survive any termination of this Agreement or the issuance and delivery of the Purchased Common Stock.

                   10. NOTICES. All statements, requests, notices and agreements shall be in writing or by telegram and, if to the Purchasers, shall be sufficient in all respects if delivered or sent by registered mail to the address furnished in writing for the purpose of such statements, requests, notices and agreements hereunder, and, if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the Company at 818 Kansas Avenue, Topeka, Kansas 66612, Attention: Steven L. Kitchen, Executive Vice President and Chief Financial Officer.

                   11. CONSTRUCTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this agreement.

                  12. PARTIES IN INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Purchasers and the Company, and the controlling persons, directors and officers referred to in Sections 7, 8 and 9 hereof, and their respective successors, assigns, executors and administrators, and no other person shall acquire or have any right under or by virtue of this Agreement. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any purchaser of the Purchased Common Stock from a Purchaser or any subsequent holder thereof or any purchaser of any Contract

Common Stock or any subsequent holder thereof) any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

                  The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Purchased Common Stock from any Purchaser or any subsequent holder thereof or any purchaser, as such purchaser, of any Contract Common Stock or any subsequent holder thereof.

                                   Schedule I

                            DELAYED DELIVERY CONTRACT

                                                            Dated:   , 199

Western Resources, Inc.
818 Kansas Avenue
Topeka, Kansas  66612

Attention:  Chief Financial Officer

Dear Sirs:

                   The undersigned hereby agrees to purchase from Western Resources, Inc. (the "Company"), and the Company agrees to sell to the undersigned,

                           ___________________ Shares

of the Company's Common Stock, par value $5.00 per share (the Common Stock)
offered by the Company's Prospectus dated             , 199  and a Prospectus
Supplement dated          , 199 , receipt of copies of which is hereby
acknowledged, at a purchase price of per share on the further terms and conditions set forth in this contract.

                  The undersigned agrees to purchase such Common Stock in the share amounts and on the delivery dates (the Delivery Dates) set forth below:

    Delivery

       Date                                                    Shares
    --------                                                   ------
----------------                                           ---------------

----------------                                           ---------------

----------------                                           ---------------

                  Payment for the Common Stock which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or bank cashier's check in same day or New York Clearing House funds (as agreed to by the Company and the undersigned) at the (or at such other place as the undersigned and the Company shall agree) at 11:00 A.M., New York City Time, on such Delivery Date upon issuance and delivery to the undersigned of the Common Stock to be purchased by the undersigned on such Delivery Date in such authorized denominations and, unless otherwise provided herein, registered in such names as the undersigned may designate by written or telegraphic communications addressed to the Company not less than five full business days prior to such Delivery Date.

                  The obligation of the Company to sell and deliver, and of the undersigned to take delivery of and make payment for, Common Stock on each Delivery Date shall be subject to the conditions that (1) the purchase of Common Stock to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject, (2) the sale of the Common Stock by the Company pursuant to this contract shall not at the time of delivery be prohibited under the laws of any jurisdiction to which the Company is subject and (3) the Company shall have sold, and delivery shall have taken place, to the Purchasers such shares of the Common Stock as are to be sold and delivered to them. In the event that the Common Stock is not sold to the undersigned because one of the foregoing conditions is not met, the Company shall not be liable to the undersigned for damages arising out of the transactions covered by this contract.

                  Promptly after completion of the sale and delivery to the Purchasers, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by copies of the opinions of counsel for the Company delivered to the Purchasers.

                  Failure to take delivery of and make payment for the Common Stock by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

                  The undersigned represents and warrants that (a) as of the date of this contract, the undersigned is not prohibited under the laws of the jurisdictions to which the undersigned is subject from purchasing the Common Stock hereby agreed to be purchased and (b) the undersigned does not contemplate selling the Common Stock which it has agreed to purchase hereunder prior to the Delivery Date therefore.

                  This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other. This contract shall be governed by and construed in accordance with the laws of the State of New York. This contract may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  It is understood that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If the contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so signed.

                                            Yours very truly,

                                            -----------------------------------

                                            By
                                               --------------------------------
                                               --------------------------------
                                               --------------------------------


                                                                       Address

Accepted, as of the date first above written.

WESTERN RESOURCES, INC.

By_________________________________

Title______________________________

                 PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING

                  The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:

(Please print.)

                                     Telephone No.
Name                             (Including Area Code)          Department
----                             ---------------------          ----------

                             WESTERN RESOURCES, INC.

                               PURCHASE AGREEMENT

                                  COMMON STOCK
                           (par value $5.00 per share)

                                ----------------
                                     (Date)

Western Resources, Inc.
818 Kansas Avenue
Topeka, Kansas  66612

Dear Sirs:

                  Referring to the Common Stock, par value $5.00 per share, of Western Resources, Inc. (the "Company") ("Common Stock") covered by registration statement on Form S-3 (No. 33-____), such registration statement including (i) the prospectus included therein, dated ________________________, as supplemented by a prospectus supplement dated ____________ in the form filed under Rule 424(b) and any additional prospectus supplements relating to the Common Stock filed under Rule 424 (such prospectus as so supplemented, including each document incorporated by reference therein is hereinafter called the "Prospectus") and (ii) all documents filed as part thereof or incorporated by reference therein, is hereinafter called the "Registration Statement" on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the "Purchasers") agree to purchase, severally, and the Company agrees to sell to the Purchasers, severally, the number of shares of the Company's Common Stock (the "Firm Common Stock") set forth opposite the name of each Purchaser on Schedule A hereto. [The Company also grants to the Purchasers an option to purchase _____ additional shares of the Company's Common Stock (the "Additional Common Stock") on the terms and conditions contained in this Agreement for the sole purpose of covering over-allotments.]*

                  The price at which the Firm Common Stock and the Additional Common Stock, if any,) shall be purchased from the Company by the Purchasers shall be $___ per share. The initial public offering price shall be $___ per share. The Firm Common Stock [(and the Additional Common Stock, if any)] will be offered by the Purchaser as set forth in the Prospectus relating to such Purchased Common Stock.

                  Payment for the
                  Firm Common Stock
                  [(and Additional
                  Common Stock, if
                  any,)]* shall be made
                  in the following funds:       _______________________

--------
* Delete bracketed language regarding Additional Common Stock throughout if over-allotment option is not granted by the Company.

                  The Closing Date
                  shall be:                       _______________________

                  The place to which the
                  Firm Common Stock [(and
                  Additional Common Stock,
                  if any,)]* may be checked
                  and packaged shall be:          _______________________

                  The place(s) at which the
                  Firm Common Stock [(and
                  Additional Common Stock,
                  if any,)]* shall be
                  delivered and sold shall be:    _______________________

Delayed Delivery
Contracts:  [authorized] [not authorized]

                  [Delivery Date                  _______________________
                  Minimum number of
                  shares of Purchased
                  Common Stock to be
                  sold pursuant to any
                  Delayed Delivery
                  Contract:                       _______________________

                  Maximum number of
                  shares of Purchased
                  Common Stock to be
                  sold pursuant to all
                  Delayed Delivery
                  Contracts:                      _______________________

                  Compensation to
                  Purchasers:                     _______________________]*

                  Notices to the Purchasers shall be sent to the following address(es) or telecopier number(s):

--------
* Delete bracketed information if delayed delivery contracts are not authorized.

                  If we are acting as Representative(s) for the several Purchasers named in Schedule A hereto, we represent that we are authorized to act for such several Purchasers in connection with the transactions contemplated in this Agreement, and that, if there are more than one of us, any action under this Agreement taken by any of us will be binding upon all the Purchasers.

                  All of the provisions contained in the document entitled "Western Resources, Inc., Common Stock (par value $5.00 per share), Standard Purchase Provisions," a copy of which has been previously furnished to us, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                           Very truly yours,

                                           [Firm Name]

                                           By _________________________
                                           Title: _____________________

                                           [Firm Name]

                                           By _________________________
                                           Title: _____________________

                                           Acting on behalf of and as
                                           Representative(s) of the
                                           several Purchasers named
                                           in Schedule A hereto.*

The foregoing Purchase Agreement is hereby confirmed as of the date first above written.

WESTERN RESOURCES, INC.

By ___________________________
Title _________________________

--------
* To be deleted if the Purchase Agreement is not executed by one or more Purchasers acting as Representative(s) of the Purchasers for purposes of this Agreement.

                                   SCHEDULE A

                                                         Number of
Name                                                     [Firm]* Shares
----                                                     --------------





--------
* Delete bracketed language if over-allotment option is not granted by the Company.